SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1/A
                                 AMENDMENT NO. 4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KIDS GERM DEFENSE CORP.
                         ------------------------------
                 (Name of Small Business Issuer in its Charter)

           Florida                           2380                  26-4090511
----------------------------    ----------------------------   -----------------
(State or Other Jurisdiction    (Primary Standard Industrial     (IRS Employer
      of Organization)              Classification Code)       Identification #)

         KIDS GERM DEFENSE CORP.                       Mark Nicholas
            6279 Buckingham St                       6279 Buckingham St.
            Sarasota, FL 34238                       Sarasota, FL 34238
               941-650-3850                             941-650-3850
      ------------------------------           ----------------------------
        (Address and telephone of              (Name, address and telephone
      registrant's executive office)           number of agent for service)

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]            Accelerated filer         [ ]
Non-accelerated filer   [ ]            Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

Title of Each                   Proposed         Proposed
Class of                        Maximum          Maximum          Amount of
Securities to    Amount to be   Offering Price   Aggregate        Registration
be Registered    Registered     Per Unit (1)     Offering Price   Fee (2)
--------------   ------------   --------------   --------------   ------------
Common Stock     3,000,000      $0.01            $30,000          $3.14
by Company par
value $0.001

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             KIDS GERM DEFENSE CORP.

                        3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common Stock of KIDS GERM DEFENSE CORP. ("KGDC") and it is not presently traded on any market or securities exchange. 3,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.01. KGDC intends to sell all shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.
                               _______________

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     SHARES OFFERED                            SELLING AGENT     PROCEEDS TO THE
       BY COMPANY           PRICE TO PUBLIC     COMMISSIONS          COMPANY
------------------------    ---------------    --------------    ---------------
Per Share                        $0.01         Not applicable         $0.01
Minimum Purchase                 None          Not applicable     Not applicable
Total (3,000,000 shares)        $30,000        Not applicable        $30,000

The shares are intended to be sold by the Chief Executive Officer of the Company who will receive no commission or other remuneration directly or indirectly related to the sale thereof. This offering will be conducted through the safe harbor provisions of Rule 3a4(i) of the Exchange Act of 1934.

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. The Company may at its discretion extend the offering for an additional 90 days.

Proceeds to the Company do not include offering costs (filing fees, printing costs, legal fees, accounting fees, and transfer agent fees) estimated at $5,000. KGDC will pay these expenses.

                  This Prospectus is dated _____________, 2009

TABLE OF CONTENTS                                                       Page No.

SUMMARY OF OUR OFFERING.....................................................   5
DESCRIPTION OF PROPERTY.....................................................   7
SUMMARY OF OUR FINANCIAL INFORMATION........................................   7
RISK FACTORS................................................................   7
USE OF PROCEEDS.............................................................  16
DETERMINATION OF OFFERING PRICE.............................................  17
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...............................  17
PLAN OF DISTRIBUTION........................................................  19
LEGAL PROCEEDINGS...........................................................  20
BUSINESS....................................................................  20
REGULATORY MATTERS..........................................................  21
STRATEGY AND PRODUCTS.......................................................  21
THE MARKET..................................................................  22
MANAGEMENT..................................................................  23
SALES AND MARKETING.........................................................  23
SHOWS AND ADVERTISING.......................................................  23
COMPETITION.................................................................  23
STAFFING....................................................................  24
EMPLOYEES AND EMPLOYMENT AGREEMENTS.........................................  24
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................  25
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL......................  27
LIQUIDITY AND CAPITAL RESOURCES.............................................  28
CODE OF BUSINESS CONDUCT AND ETHICS.........................................  30
MANAGEMENT..................................................................  30
CONFLICTS OF INTEREST.......................................................  31
COMMITTEES OF THE BOARD OF DIRECTORS........................................  31
EXECUTIVE COMPENSATION......................................................  32
PRINCIPAL STOCKHOLDERS......................................................  35
DESCRIPTION OF SECURITIES...................................................  36
REPORTING...................................................................  37
STOCK TRANSFER AGENT........................................................  37
STOCK OPTION PLAN...........................................................  37
LITIGATION..................................................................  37
LEGAL MATTERS...............................................................  37
EXPERTS.....................................................................  37
FINANCIAL STATEMENTS........................................................ F-1
      Management Certification..............................................
      Net Income Per Common Share...........................................
      Revenue and Cost Recognition..........................................


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION

This summary provides an overview of select information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by KGDC. You should very carefully and thoroughly read the more detailed information in this prospectus and review the financial statements contained herein.

                             SUMMARY OF OUR OFFERING

KGDC has 9,000,000 shares of common stock issued and outstanding. Through this offering the Company will register 3,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by the Company. The Company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. KGDC will receive all proceeds from the sale of the common stock.

Our business and registered office is located at 6279 Buckingham St, Sarasota, FL 34238. Our telephone number is 941-650-3850.

Securities being offered by the         3,000,000 shares of common stock, par
Company.                                value $0.0001 offered by the Company.

Offering price per share by the         The price, if and when the Company sells
Company.                                shares of common stock, is set at $0.01.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares.          issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares.          and outstanding after this offering is
                                        completed.

The minimum number of shares to be      None.
sold in this offering.

Market for the common shares.           There is no public market for the common
                                        shares. The price per share is $0.01.

                                        KGDC may not be able to meet the
                                        requirement for a public listing or
                                        quotation of its common stock. Further,
                                        even if KGDC common stock is quoted or
                                        granted listing, a market for the common shares may not develop.

                                        The offering price for the shares will
                                        remain $0.01 per share for the duration
                                        of the offering.

Use of Proceeds                         KGDC will receive all proceeds from the
                                        sale of the common stock and intends to
                                        use the proceeds from this offering to
                                        formulate the business and marketing
                                        plan. The expenses of this offering,
                                        including the preparation of this
                                        prospectus and the filing of this
                                        registration statement, estimated at
                                        $5,000.00 are being paid for by KGDC.

Termination of the Offering             This offering will terminate upon the
                                        earlier to occur of (i) 90 days after
                                        this registration statement becomes
                                        effective with the Securities and
                                        Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. The Company may at its discretion extend the offering for an additional 90 days.

Terms of the Offering                   The Company's president and sole
                                        director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. KDGC has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                SUMMARY INFORMATION ABOUT KIDS GERM DEFENSE CORP.

KIDS GERM DEFENSE CORP. ("KGDC", "we", "the Company") is a development-stage company, incorporated in the State of Florida on January 16, 2009, as a for-profit company, and an established fiscal year end of December 31. The Company intends to engage in the manufacturing, wholesaling, marketing and sales of "Germ Defense" products for children 0 to 10 years of age.

The Company intends to develop, market, and sell through retail distribution channels (mass merchant retail, food and drug chains, independent and e-commerce retailers) a line of Germ Defense products throughout the United States. The company has registered the domain name kidsgermdefense.com. The company has not begun development of its website.

The Company intends to develop and launch these products for home and on-the-go needs. The Company initially intends its products to include: disposable and germ proof high chair and table placemats, disposable and re-usable changing table covers, Public Toilet Protectors, Disposable and Re-usable Germ Proof Shopping Cart Covers, Antibacterial Towelettes, Educational Children's Books related to Germ Defense. The Company intends to expand the product line pending a successful launch of its initial product line.

KGDC has not generated any revenues to date and our activities have been limited to developing our business plan. The Company will not have the necessary capital to develop or execute our business plan until the Company is able to secure financing. There can be no assurance that such financing will be available on suitable terms.

As of June 30, 2009, KGDC had raised $6,000 through the sale of its common stock. There is $210 cash on hand in our corporate bank account and currently has accounts payable and liabilities of $2,000 as of June 30, 2009. In addition, the Company anticipates that the costs associated with this offering will be approximately $ 5,000. As of the date of this prospectus, the Company has not generated or realized any revenues from our business operations. The following financial operation summarizes the more complete historical financial information as indicated on the audited financial statements the Company has filed with this prospectus.

                             DESCRIPTION OF PROPERTY

The Company does not own any real estate or other properties. The Company's office is located at 6279 Buckingham St., Sarasota, FL 34238 and our telephone number is 941-650-3850. Our fax number is 941-650-3850. Our Domain Name is www.kidsgermdefense.com the business office is located at the home of Mark Nicholas, the CEO of the Company at no charge

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

                                                  As of
                     Balance Sheet            June 30, 2009
                  ------------------        ------------------
                  Total Assets                   $    210
                  Total Liabilities              $  2,000
                  Equity                         $    210

                                            For the Year ended
                    Operating Data            June 30, 2009
                  ------------------        ------------------
                  Revenue                             Nil
                  Net Loss                       $  7,141
                  Net Loss Per Share             $0.00079

As indicated in the financial statements accompanying this prospectus, KGDC has had no revenue to date and has incurred only losses since inception. The company has had no operations and has been issued a "going concern" opinion by its auditor, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. KGDC should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to Investing in Our Company
-----------------------------------------

BECAUSE THE COMPANY HASN'T PRODUCED A SAMPLE OF OUR PRODUCTS, OR BUILT A PROTOTYPE OF OUR GERM DEFENSE PRODUCT RETAIL MERCHANDISING, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

The Company has not produced any samples of our products or a prototype of our product retail merchandising; therefore, the Company does not know the exact cost of production. In the case of a higher than expected cost of production, the Company won't be able to offer our products at a reasonable price. Furthermore, the Company may find problems in the manufacturing process and/or product function. If the Company is unable to develop our products, the Company will have to cease our operations, resulting in the complete loss of your investment.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

The Company was incorporated on January 16, 2009 and the Company has not realized any revenues to date. The Company has very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, the Company expects to incur operating losses in future periods because the Company will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

THE COMPANY IS A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

The Company is a development stage Company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. The Company was incorporated on January 16, 2009 and to date has been involved primarily in the development of our business plan. The Company has no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the germ defense industries and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, the Company has earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE EXPERIENCE IN STARTING A GERM DEFENSE PRODUCTS COMPANY AND THE COMPANY LACKS CUSTOMERS OR SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Although our Chief Executive Officer and Director has extensive business experience, he does not have experience in developing a new product category for Germ Defense Products for children or in the development of internet e-commerce. Additionally, the Company currently has no contracts or agreements with customers or suppliers or manufacturers of the Company's intended products. Therefore, without this experience, contracts or suppliers, their business experience may not be enough to effectively start-up and maintain a Germ Defense Products company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE THE COMPANY IS SMALL AND DOES NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF THE COMPANY DOES NOT MAKE A PROFIT, THE COMPANY MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact the Company is small and does not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. The Company intends to generate revenue through the sale of our products. Because the Company will be limiting the scope of our marketing activities, the Company may not be able to generate enough sales to operate profitably. If we cannot operate profitably, the Company may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which the Company has no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by retailers and consumers of our products; fluctuations in the demand for germ defense products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Mr. Nicholas, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Nicholas, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

THE COMPANY MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND THE COMPANY MAY BE UNABLE TO GENERATE A PROFIT

Our plans include obtaining business from major retailer organizations which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares the Company is offering.

Although we plan on researching our products carefully, the products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that the Company will succeed.

The Company may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) obtaining orders from Mass Merchants and E-Commerce Retailers and Independents
(b) obtaining adequate financing on acceptable terms and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF KIDS GERM DEFENSE CORP. IS UNABLE TO MANAGE ITS FUTURE GROWTH ITS BUSINESS COULD BE HARMED

If the Company experiences significant growth in the foreseeable future, its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception January 16, 2009 to June 30, 2009, KGDC has spent a total of $7,790.00 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the Company are the result of the sale of common stock to its officers.

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY, WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Our product will target the Kids Germ Defense market. If the Company is unable to demonstrate clearly the concept that makes our products unique to potential customers, they may think that it is only another germ defense product. If the public doesn't acknowledge the singularity and innovation of our products, we may be unable to attract enough clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST, THE COMPANY MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because the Company is a small business, with limited assets, the Company is not in a position to assume unanticipated costs and expenses. If the Company has to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, the Company may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

The Company has identified a market opportunity for our products. Competitors may enter this sector with superior products, service, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

Auditor's Going Concern
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF KGDC TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated August 21, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to KGDC we believe that if the Company does not raise additional capital within 12 months of the effective date of this registration statement, the Company may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such the Company may have to cease operations and you could lose your entire investment. See the "March 31, 2009 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition
----------------------------------------

SINCE KGDC ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have costs related to (i) creating a product line (samples), (ii) initiation of the Company's sales and marketing campaign, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If the Company is unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF THE COMPANY CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

The Company requires $30,000 to formulate the business and marketing plan. This amount includes the $5,000 required for offering expense. Company will require additional funding of approximately $400,000 to fully execute our business plan and bring our products to the marketplace. The company intends to accomplish this in two phases. Phase one will require additional funding of $130,000 to begin implementing the business plan. This includes establishing and produce prototype products (samples), development of packaging and merchandising materials. Phase two will require additional funding of $270,000 to execute the Company's sales and marketing strategy. The Company anticipates 12 months of operational losses at approximately $6,750.00 per month before we can generate adequate cash flow to cover operations. As of June 30, 2009, the Company had cash on hand of $210.

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If the Company is not successful in earning revenue once the Company has started our sale activities, the Company may require additional financing to sustain our business operations. Currently, the Company does not have any arrangements for financing and can provide no assurances to investors that the Company will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

Risks Related To This Offering
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The Company's net tangible book value per share of common stock is $.0010.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. KGDC's assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if the Company obtains a listing on any exchange or becomes quoted on the OTC Bulletin Board.

BECAUSE THE COMPANY HAS 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY

The Company has 100,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

The Company does not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business.

AS THE COMPANY MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, WE MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility. Additionally, the Company cannot apply directly to be quoted on the Over-The-Counter Bulletin Board (OTC) and must have a broker-dealer acting as market-maker apply on the company's behalf and make quotations on the OTC Bulletin Board. The Company's stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite the Company's best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO THE SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS

The Company's sole officer and director Mark Nicholas owns 9,000,000 shares of common stock representing 100% of the Company's outstanding stock Mr. Nicholas will own 9,000,000 shares of common stock after this offering is completed representing 75% of the Company's outstanding shares assuming all securities are sold. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company's affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse his discretion in executing the Company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that the Company will be able to continue our business strategies on a timely basis, that the Company will attract customers, that there will be no material adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our products, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

With the exception of fixed costs, the amount spent by the Company for any specific purpose may vary and will depend on a number of factors. Fixed costs consist of the fees associated with this offering. Management decisions, relating to non-fixed costs, such as product development, sales and marketing, and administrative costs may vary, they are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

USE OF PROCEEDS TABLE

                                       IF 25% OF     IF 50% OF     IF 75% OF    IF 100% OF
                                      SHARES SOLD   SHARES SOLD   SHARES SOLD   SHARES SOLD
                                      -----------   -----------   -----------   -----------
  GROSS PROCEEDS FROM THIS OFFERING   $     7,500   $    15,000   $    22,500   $    30,000
            LESS: OFFERING EXPENSES   ===========   ===========   ===========   ===========
                    Accounting fees         2,000         2,000         2,000         2,000
                         Legal fees         1,500         1,500         1,500         1,500
                           Printing           300           300           300           300
                     Transfer Agent         1,200         1,200         1,200         1,200
                              TOTAL   $     5,000   $     5,000   $     5,000   $     5,000

          LESS: PRODUCT DEVELOPMENT   $     1,250   $     6,000   $    10,250   $    15,000

            LESS: SALES & MARKETING   $       750   $     3,000   $     5,250   $     7,000
Website/Hosting/Online advertising:

      LESS: ADMINISTRATION EXPENSES   $       500   $     1,000   $     2,000   $     3,000
       Office supplies, Stationary,
                Telephone, Internet
                                      ===========   ===========   ===========   ===========
                             TOTALS   $     7,500   $    15,000   $    22,500   $    30,000

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by KGDC and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on January 16, 2009. The Company's sole officer and director paid $ 0.00067 per share, a difference of $0.00933 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
---------------------------------------------------
Price per share ...............................................   $         0.01
Net tangible book value per share before offering .............   $       0.0006
Potential gain to existing shareholders .......................   $       30,000
Net tangible book value per share after offering ..............   $       0.0033
Increase to present stockholders in net tangible book value per
  share after offering ........................................   $       0.0023
Capital contributions .........................................   $       30,000
Capital contribution by officer & director in January 2009.....   $        6,000
Number of shares outstanding before the offering ..............        9,000,000
Number of shares after offering held by existing stockholders .        9,000,000
Percentage of ownership after offering ........................            75.0%

Purchasers of Shares in this Offering if all Shares Sold
--------------------------------------------------------
Price per share ...............................................   $         0.01
Net tangible book value per share after distribution...........   $       0.0033
Dilution per share ............................................   $       0.0067
Capital contributions .........................................   $       30,000
Percentage of capital contributions ...........................            83.3%
Number of shares after offering held by public investors ......        3,000,000
Percentage of ownership after offering ........................            25.0%

Purchasers of Shares in this Offering if 75% of Shares Sold
-----------------------------------------------------------
Price per share ...............................................   $         0.01
Net tangible book value per share after distribution...........   $       0.0025
Dilution per share ............................................   $       0.0072
Capital contributions .........................................   $       22,500
Percentage of capital contributions ...........................            78.9%
Number of shares after offering held by public investors ......        2,250,000
Percentage of ownership after offering ........................           18.75%

Purchasers of Shares in this Offering if 50% of Shares Sold
-----------------------------------------------------------
Price per share ...............................................   $         0.01
Net tangible book value per share after distribution...........   $       0.0020
Dilution per share ............................................   $       0.0079
Capital contributions .........................................   $       15,000
Percentage of capital contributions ...........................            71.4%
Number of shares after offering held by public investors ......        1,500,000
Percentage of ownership after offering ........................            12.5%

Purchasers of Shares in this Offering if 25% of Shares Sold
-----------------------------------------------------------
Price per share ...............................................   $         0.01
Net tangible book value per share after distribution...........   $       0.0014
Dilution per share ............................................   $       0.0083
Capital contributions .........................................   $        7,500
Percentage of capital contributions ...........................            55.5%
Number of shares after offering held by public investors ......          750,000
Percentage of ownership after offering ........................             5.8%

                           THE OFFERING BY THE COMPANY

KIDS GERM DEFENSE CORP. is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, the Company is not aware that any market maker has any such intention.

The Company may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, The Company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein are may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

NOTE: In January 2009, the Company issued 9,000,000 shares to Mark Nicholas, the Company's founder, in exchange for cash of $6,000. These shares were sold in reliance on the exemption from registration pursuant to Section 4(2). As of the date of this prospectus, Mr. Nicholas, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The Company is hereby registering 3,000,000 common shares. The price per share is $0.01 and will remain so even if the Company obtains a listing on any exchange or is quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.01 will not change for the duration of the offering.

The Company will receive all of the proceeds from such sales of securities and is bearing all expenses in connection with the registration of the shares of the Company.

                              PLAN OF DISTRIBUTION

The Company is offering the shares on a "self-underwritten" basis directly through Mark Nicholas our Chief Executive Officer and Director named herein. Mr. Nicholas will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. The Company may at its discretion extend the offering for an additional 90 days.

In connection with his selling efforts in the offering, Mr. Nicholas will not register as a broker or dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer's securities. Mr. Nicholas is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Nicholas will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Nicholas is not and has not been within the past 12 months, a broker or dealer, and has not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Nicholas will continue to primarily perform substantial duties for the Company or on the Company's behalf otherwise than in connection with transactions in securities. Mr. Nicholas has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering 3,000,000 shares of its common stock for possible sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

KGDC will receive all proceeds from the sale of the shares by the Company. The price per share is $0.01 and will remain so for the duration of the offering

Further, the Company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. The Company intends to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares, including if applicable, the registration pursuant to the securities laws of certain states.

                                LEGAL PROCEEDINGS

There are no legal actions pending against the Company nor any legal actions contemplated by the Company at this time.

                                    BUSINESS

KIDS GERM DEFENSE CORP. is a development stage company and was incorporated in The State of Florida on January 16, 2009, for the purpose of bringing Germ Defense products to the infant, toddler and juvenile retail market. The Company's activities have been limited to developing its business and marketing plan, and the Company has not had any operations or generated any revenues to date.

These intended products are to promote children's health and hygiene. The products are intended to be sold to Mass Merchants, Independents and E-Commerce Retailers through out the United States and to the ultimate consumer. The Company intends to grow the use of its products to improve and protect the health of children nationwide. Our products are intended to be uniquely designed and/or positioned. The products intended are to keep babies, toddlers and juveniles clean and help defend against illnesses from micro-organisms found on public and private surfaces. The products are anticipated to be unique and or national-brand equivalents private-labeled and distributed under the Kids Germ Defense Corp. label. The intended package design will be developed to evoke an emotional experience for the parent along with a Program of products for the retailer that will hopefully unify a fragmented market.

According to the Centers for Disease Control, many illnesses are spread by touch. (Centers for Disease Control: Infection Disease Prevention. http://www.cdc.gov/HealthyHomes/ByTopic/InfectiousDisease.html) The Company's intent is to reduce childhood illnesses through the development and sale of our intended product line. We believe in maintaining good hygiene. For the same reasons that we and our children wear seat belts, put on helmets, and use car seats for kids, the Company intends to advocate personal Germ Defense strategies and provide products to help maintain healthful hygiene.

The Germ Defense products the Company intends to develop and launch will be for home and on-the-go needs. Products such as: Germ Proof Disposable High Chair and Table Placemats, Changing Table Disposable and Re-usable Covers, Public Potty Protectors, Shopping Cart Germ Proof Disposable and Re-usable Covers, Antibacterial Towelettes, Kids Books directed towards the Germs making them ill and the recommendations, and other intended products related to germs associated with touch, feel, breathing, playing and the environment indoors and outdoors. These are just a few of the planned Germ Defense product line offering. The company intends to expand the product line upon the success of the initial product launch.

The Company will not have the necessary capital to develop our Business Plan until the Company is able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

The Company has no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. The Company has no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

The following description of our business is intended to provide an understanding of our Company and the direction of our strategy.

                               REGULATORY MATTERS

The Company is unaware of and does not anticipate having to expend significant resources to comply with any governmental regulations of the germ defense market. The Company is subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

If the Company discovers that any of its intended products do need certifications or are within a governmentally regulated category, the Company intends to use private label manufactures who's products are certified by the Original equipment manufacturer (OEM) provider.

The Juvenile Products Manufactures Association (JPMA) has a unique Certification Program that has been guiding Manufacturers and Parents for more than 21 plus years. The American Society for Testing Materials (ASTM), a highly regarded non-profit organization publishes the voluntary standards used in the JPMA Certification Program. Industry members work together with the U.S. Consumer Product Safety Commission (CPSC), consumer groups and other interested parties to develop the standards. The Company intends to develop programs that are compliant where required, with ASTM, JPMA Certification Standards as well as any other organization.

                              STRATEGY AND PRODUCTS

We believe that there is a strong need for an innovative approach to provide Kids Germ Defense Products. The products to be developed are intended to keep babies, toddlers and juveniles to help defend against illnesses from micro-organisms found on private and public surfaces.

Through our intended product line, the Company intends to create real product solutions that encourage parents in helping to defend against illnesses obtained from micro-organisms found on some private and public surfaces. The Company intends that our product packaging and retail displays will be designed to provide the consumer with the knowledge that these products are proper for their needs. Further, the Company will check with the Consumer Reports Magazine, the Centers for Disease Control, and other journals and websites to access safety news and trends. The Company will check daily product recalls and safety news from the U.S. Consumer Product Safety Commission and other related agencies, al accessible through a common website (http://www.recalls.gov), and will react accordingly. Mr. Nicholas, our CEO, was previously involved in assisting in developing standards in the Juvenile Industry. Future plans will be to designate an executive of the Company to be part of this important area.

The Company intends to assemble certain products. However, most of our products will be designed by the Company and totally assembled and packaged via domestic and off-shore contractors. The Company intends to inventory all of our products for distribution in our intended warehouse in the Sarasota County, Florida area.

The Company intends to sell products through a network of non-salaried, commissioned sales representatives Products will be sold through a number of distribution channels such as: mass merchant retail chains, independent retailers, e-commerce retailers and the Kids Germ Defense website.

The Company intends to maintain a website. The KGDC website will (a) provide a forum for offering educational information for consumers. (b) offer a means of communication about our products and listing of retailers offering them. (c) generate revenue via our own e-commerce retail website. The Company has acquired and registered the domain name kidsgermdefense.com and there has been no other website development.

Our early stage intended product line will consist of: High Chair and Table Disposable and re-usable germ proofing placemats, Changing Table disposable and re-usable covers, disposable and re-usable Public Potty Protectors, disposable and re-usable Shopping Cart germ proofing covers, Antibacterial towelettes, Kids book directed towards educating them and parents discussing germs that make them ill prevention, and other intended products related to germs associated with touching, feeling, breathing, playing and the environment indoors and outdoors.

Mr. Nicholas, our CEO brings start-up experience, extensive business, administrative, finance, operations, marketing and implementation skills.

                                   THE MARKET

According to the CDC's National Center for Health Statistics, there are approximately four (4) million babies born each year in the United States. (National Vital Statistics Reports, Births, Marriages, Divorces, and Deaths:
Provisional Data for November 2008, v. 57, n.18, p. 1 (July 24, 2009) http://www.cdc.gov/nchs/products/nvsr.htm)

The Germ Defense Market is a category the Company intends to develop. The industry is fragmented. The Market is comprised of a number of major and minor companies that provide products that are likely to be connected to our intended product line. Most of our product line is intended to be an accessory to these products.

The Company's intention is to develop accessories for the products of other manufacturers in this industry. The Company's "accessories" will make up a new category called "Kids Germ Defense".

   o With approximately four million babies born in the United States each year, our products will be initially designed for parents of children ages 0 to 3 years old, estimated at twelve million parent customers in the United States. After the initial launch our products, the Company intends to expand its products to include the parents of children ages 4 to 10. The company estimates the total market can increase to forty million parents for the entire age group 0 to 10 years old.

   o The Hand Sanitizer Sales have grown in double digits since 2003. Through 2006, sales in only supermarkets and drug stores alone were up 14.4% from 2005 to $70.0 million. That growth built on a huge 53.3% rise in 2005. (Per A C Nielsen, USA TODAY January 3, 2007).

It is the Company's belief, based on the approximate number of babies born each year, the growth in hand sanitizer sales, and our experience, that Kids Germ Defense is an emerging market that we intend to develop.

                                   MANAGEMENT

The Company intends to employ and use consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, MARKETING, SALES, SOFTWARE, PURCHASING and other administrative functions. There are no consultants currently employed by the Company.

                               SALES AND MARKETING

The distribution channels for our products are highly competitive. The Company intends to build distribution channels in phases. Phase one, the company intends to use to utilize our anticipated website (www.kidsgermdefense.com) to generate sales and begin to build a brand for "Kids Germ Defense Products". Phase two, the Company intends to market to on-line infant, juvenile e-commerce retailers as well as drug stores, food retailers and other mass market retailers that have a significant online e-commerce presence. Phase three, the Company intends to build traditional retail distribution through retailers such as CVS, Walgreens, Publix, Babies R Us, Target, Wal-Mart and other smaller specialty retailers.

The Company intends to employ a salaried Vice President of Marketing & Sales whose responsibility will be to execute the Marketing and Sales Plan. The Company intends to develop a non-salaried, commission only sales representative organization responsible to handle specialized retailers such as food, drug, independents and e-commerce retailers.

                              SHOWS AND ADVERTISING

The Company intends to market and exhibit its products at tradeshows, including
(a) Food and Drug shows (b) the ABC Juvenile (c) Merchandising shows, and other related retailer shows. In addition, the Company intends to advertise in Retailer Trade Journals, through our website and from consumer magazines.

                                   COMPETITION

Almost all of our competitors and potential competitors presently have considerably greater financial resources and experience in market penetration than the Company has. These companies include mass market retailers that develop private label products, consumer product companies, and other germ defense manufacturers. Some of the our potential competitors include Purell, Johnson & Johnson, Dial, GoJo Industries, Steris Corp., and 3M. The online commerce market is rapidly evolving and also intensely competitive. Because barriers to entry are low and current and new competitors can launch new web sites at a relatively low cost, this could further fragment our market and make it more difficult to reach our customers.

Management believes that the Company will be able to distinguish the KGDC line of products by developing a complete product category of KIDS GERM DEFENSE products. This category will include existing products from other manufacturers and new innovative products developed by KGDC. Until the business and marketing plan are completed, we are not able to confirm with certainty any legal steps required in developing new products or integrating the products of other company's into its line of products. The company is unaware of any legal issues surrounding property rights, including intellectual property pertaining to the manufacture, use and distribution of existing products by the producers of those products for the Company.

The Company believes that creating a "Kids Germ Defense" brand as well as being one of the first companies to development and market Germ Defense Products specifically for children will afford the Company a competitive advantage. Further, the company's principal methods of competition will include providing a broad range of products at a reasonable price, with a high degree of effectiveness and reliability; the ability to introduce new products; the ability to reduce costs; return on investment for our customers; and the ability to integrate our retail merchandising with our customer's merchandising systems.

The Company will merchandise its concept both online and in retails stores using a retail merchandising concept. This concept will enable the Company to communicate the brand values through direct interaction with the consumers by bringing the company's products, and the germ defense products of other companies together. This line of products will be integrated into a retail merchandising system, which the Company intends to deliver to retailers as part of its marketing and sales package using a concept of merchandising known as a "Planogram". A Planogram is a diagram of fixtures and products that illustrate how and where retail products should be displayed.

While there are many competitors in this industry, the industry appears to be fragmented and KGDC believes the opportunity exists by consolidating these products under one brand name "KIDS GERM DEFENSE".

                                    STAFFING

As of June 30, 2009, KGDC has no permanent staff other than its sole officer and director, Mark Nicholas, who is the President and Chairman of the Company. Mr. Nicholas has the flexibility to work on KGDC up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

                       EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, KGDC has no employees other than its current sole officer and director, Mr. Nicholas, who has not been compensated. There are no employment agreements in existence. The Company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the Company may adopt plans in the future. There are presently no personal benefits available to the Company's director.

During the initial implementation of our marketing strategy, the Company intends to hire independent consultants to develop and execute its marketing plan which includes the design, development, and maintenance of a website. We plan on hiring a V.P. of Marketing/Sales to execute the Marketing and Sales Plan.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

The Company is a development stage company, intending to establish itself as a Manufacturing, Wholesaling, Marketing and Sales Company specializing in a program of Kids Germ Defense Products for children from Birth to 3 years old.

The Company has not yet generated or realized any revenues from business operations. Our auditors have issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because the Company has not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

The Company plans to market and sell a line of products to initially consist of: re-usable germ proofing placemats for highchairs and tables, changing table covers, public potty protectors, shopping cart germ proofing covers, antibacterial towelettes for children, a book directed towards educating children and parents about germs, germ prevention and illness prevention, and other products related to germs defense associated with touching, feeling, breathing, playing and the environment indoors and outdoors.

From inception to June 30, 2009, the Company's business operations have primarily been focused on developing our business plan and market research. The company has spent a total of $7,790 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the Company are the result of the sale of common stock to its officer.

As of June 30, 2009 the Company incurred expenditures of $2,000 for accounting Services, the preparation of audited financial statements, and $1,500 for legal services. The Company had expenditures of $3,000 for general administrative costs. The Company spent $1,290 for preliminary market research.

The proceeds from this offering will satisfy the company's cash requirements for 5 to 6 months. If the company is unable to raise additional monies, the company only has enough capital to cover the costs of this offering and to formulate the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement. Formulating the business and marketing plan includes researching suppliers, products, and manufacturing.

The Company had cash of $210 as of June 30, 2009. We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. The Company will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, the Company intends to implementation of its business and marketing plan and must raise additional capital in the amount of $130,000 to effectively execute the plan.

We expect to complete this step, within 6 months of the completion of this offering. During months 7 to 12 the Company will begin to implement its business and marketing plan.

The company intends to raise additional capital in two phases. Phase one will require additional funding of $130,000 to begin implementing the business plan, completing the prototype plans, and identifying the necessary resources to implement our plan, over the 6 to 12 months.

Phase two will require additional funding of $270,000 to execute the Company's sales and marketing strategy.

Until the business and marketing plan are completed, we are not able to quantify with any certainty a more detailed plan of steps the Company will take to raise required additional capital in phase one ($130,000) and phase two ($270,000). The timeline for raising capital will be based on our success of raising additional capital over the next 12 months.

The Company anticipates 12 to 18 months of operational losses at approximately $6,750.00 per month before we can generate adequate cash flow to cover operations. As of June 30, 2009, the Company had cash on hand of $210 .

PHASE 1 - STEPS REQUIRED FOR IMPLEMENTING "BUSINESS PLAN"
                                                                ESTIMATED BUDGET
                                                                ----------------
Business Plan Development/Travel ............................       $ 15,000
Product Prototype Development ...............................         15,000
Product Prototype Packaging and Displays/Focus Group ........         30,000
Web Design/Hosting ..........................................         20,000
Professional Fees ...........................................         20,000
Misc. (Insurance, Other contingencies) ......................         30,000
                                                  TOTAL .....       $130,000

* Note: This table above does not include costs related to commencing sales and marketing of Company's products.

We anticipate fixed monthly costs of between $2,000 to $4,000.

In the event that we experience a shortfall in our capital, which will occur if the Company is unable to begin to generate revenues, the Company intends to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

In order to effectuate the development of our product line the Company has and continues to conduct significant market research including; Online and offline product and market research regarding food and drug, mass merchant retailers review of the Center for Disease Control (CDC) publications and others, directed towards methods to assist in the prevention of the spread of micro-organisms triggering new product development, visiting local hospitals and healthcare facilities to research and investigate new product needs, visiting merchandising managers, buyers of food and drug, and mass merchants to determine future needs, perform focus group testing of prototype products and determine other consumer wish list products.

*The Company has not yet begun the development of any products.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins sales, marketing and distribution of its products, the Company intends to hire independent consultants and sales representatives as the Company deems necessary.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On August 6, 2009, KGDC dismissed Moore & Associates Chartered, its independent registered public account firm, when Moore informed the Company that Moore would no longer be engaged in auditing or reviewing public company financial statements. Please note that the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

On the same date, August 6, 2009, the accounting firm of Seale and Beers, CPAs was engaged as KGDC's new independent registered public account firm. KGDC approved of the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the KGDC's financial statements for the period from inception, January 16, 2009, to March 31, 2009, or subsequent interim period, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that KGDC's audited financial statements contained in its Form S-1/A, dated June 18, 2009, for the fiscal year ended March 31, 2009, a going concern qualification in the KGDC's audited financial statements.

During the period from inception, January 16, 2009 to March 31, 2009, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on KGDC's financial statements, nor were there any up to and including the time of dismissal on August 6, 2009.

Seale and Beers, conducted a full audit of the accompanying balance sheet of KGDC as of March 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on January 16, 2009 through March 31, 2009 and a review of the accompanying balance sheet of KGDC as of June 30, 2009, and the related statements of operations and cash flows for the Company's second fiscal quarter ending June 30, 2009.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. KGDC was incorporated in the State of Florida in, Jan. 16, 2009; the Company is a development stage company attempting to establish itself as a Manufacturing, Wholesaling, Marketing and Sales Company specializing Germ Defense products for children from 0-3 and eventually 0-10 years of age. We intend to develop, market and sell through retail distribution channels (mass merchant retail chains, independent retailers and e-commerce retailers) a line of Germ Defense products throughout the United States. Emphasis will be placed on the following types of Germ Defense products for home and for on-the-go. High Chair and Table Placemats(disposable and reusable) Changing Table Covers (disposable and reusable), Public Potty Protectors (disposable and reusable), Shopping Cart Covers (disposable and reusable) and other products related to Germs associated with touching, feeling, breathing, playing and the environment both indoors and outdoors. These are just a few of the intended Germ Defense product line offerings.

The Company's mission is to expand the use of Kids Germ Defense products to improve and protect the health of kids nationwide.

The Company has not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan.

Our sole officer and director Mark Nicholas, undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period. In addition, Mr. Nicholas will seek alternative financing through means such as borrowings from institutions or private individuals.

Since inception January 16,2009 to June 30, 2009, KGDC has spent a total of $7,790 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the Company are the result of the sale of common stock to its officers.

As of June 30, 2009 the Company incurred expenditures of $2,000 for accounting services, the preparation of audited financial statements, and $1,500 for legal services. The Company had expenditures of $3,000 for general administrative costs. The Company spent $1,290 for preliminary market research.

Since inception, the majority of the Company's time has been spent refining its business plan and marketing, conducting industry research, and preparing for a primary financial offering.

                         LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, the Company has yet to generate any revenues from our business operations. For the period ended June 30, 2009, KGDC issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.000666 per share.

We anticipate needing a minimum of $130,000 in order to effectively execute our business plan over the next twelve months. The available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that the Company may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan.

Through June 30, 2009, the Company has spent a total of $7,790 in general operating expenses. We raised the cash amounts used in these activities from our officer.

As of June 30, 2009 the Company had $210 cash in hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until the Company has achieved $500,000 in gross revenues. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company's sole officer and director undertakes to provide us with funds required to maintain the reporting status in the form of a loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital, except for the undertakings as discussed previously by our sole officer and director Mark Nicholas.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer make decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In January 16,2009 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our S-1

                                   MANAGEMENT

Background of Officers and Directors

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address        Age      Position(s)
----------------        ---      -----------
Mark Nicholas            40      President, Secretary/ Treasurer
6279 Buckingham St               Principal Executive Officer
Sarasota, FL 34238               Principal Financial Officer and sole member of
                                 the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BUSINESS EXPERIENCE

MARK NICHOLAS, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

Mr. Nicholas is the founder of KGDC and has served since inception.

2001 to Present, Department Finance Manager, City of Sarasota, Florida, Public Works Department Responsible for the maintenance and accuracy of detailed financial records for the Public Works Department of the City of Sarasota, Florida. Oversee $40 million dollar annual budget, set and develop utility rates, manage the implementation of software programs to alert customers of outages and disruption of service.

1989-2001, Vice President of Operations and COO Diplomat Juvenile Corporation, Stony Point, New York and Sarasota, Florida. Mr. Nicholas was responsible for directing the operations (manufacturing, Purchasing and Fulfillment) of the Corporations 300 infant and juvenile products to mass merchants ( Wal-Mart, Target, Sears, Toys R Us, Babies R Us, Walgreens, CVS, Publix, and Independents). Responsible for over 300 employees

Education:    B.A. Business Management Eckerd College St. Petersburg, Florida
              Graduated with Honors

Affiliations: Past Member of the JPMA (Juvenile Products Manufacturers Assoc.)
              Member of National Institute of Governmental Purchasing (NIGP) Member of Florida Association of Public Purchasing Officers(FAPPO) Member of Florida Government Finance Officers Association (FGFOA)

Mr. Nicholas is not an officer or director of any reporting company and there have been no related party transactions.

                              CONFLICTS OF INTEREST

At the present time, the Company does not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Nicholas's devotion of time to projects that do not involve us. In the event that Mr. Nicholas ceases devoting time to our operations, he has agreed to resign as an officer and director.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because the Company does not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

The Company does not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. The Company has not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, the Company does not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-1. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

THE COMPANY DOES NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

                             EXECUTIVE COMPENSATION

KGDC has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to January 16, 2009 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (January 16, 2009) through June 30, 2009.

                                        SUMMARY COMPENSATION TABLE

Name                                                    Non-Equity     Nonqualified
and                                 Stock    Option   Incentive Plan     Deferred      All Other
principal          Salary   Bonus   Awards   Awards    Compensation    Compensation   Compensation   Total
position    Year    ($)      ($)     ($)      ($)          ($)         Earnings ($)       ($)         ($)
---------   ----   ------   -----   ------   ------   --------------   ------------   ------------   -----
Mark
Nicholas
President   2009     0        0                0            0               0              0           0

We did not pay any salaries in 2009. The Company does not anticipate beginning to pay salaries until the Company has adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of June 30, 2009.

                                       OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
                                      OPTION AWARDS                                             STOCK AWARDS
           --------------------------------------------------------------------   ---------------------------------------
                                                                                                                 Equity
                                                                                                                Incentive
                                                                                                     Equity       Plan
                                                                                           Market   Incentive    Awards:
                                                                                  Number   Value      Plan      Market or
                                                                                   of        of      Awards:     Payout
                                                                                  Shares   Shares   Number of   Value of
                                             Equity                                or        or     Unearned    Unearned
                                         Incentive Plan                           Units    Units     Shares,     Shares,
            Number of      Number of     Awards: Number                            of        of     Units or    Units or
           Securities     Securities      of Securities                           Stock    Stock      Other       Other
           Underlying     Underlying       Underlying                              That     That     Rights      Rights
           Unexercised    Unexercised      Unexercised     Option                  Have     Have    That Have   That Have
             Options        Options         Unearned      Exercise     Option      Not      Not        Not         Not
               (#)            (#)            Options       Price     Expiration   Vested   Vested    Vested      Vested
Name       Exercisable   Unexercisable         (#)          ($)         Date       (#)       ($)       (#)         (#)
--------   -----------   -------------   --------------   --------   ----------   ------   ------   ---------   ---------
Mark            -              -                -            -           -          -         -         -           -
Nicholas

There were no grants of stock options since inception to the date of this Prospectus.

The Company does not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of KGDC has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. KGDC may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (January 16, 2009) through June 30, 2009.

                                  DIRECTOR COMPENSATION
            Fees
           Earned
             or                        Non-Equity    Non-Qualified
            Paid                       Incentive       Deferred          All
             in     Stock    Option       Plan       Compensation       Other       Total
            Cash    Awards   Awards   Compensation     Earnings      Compensation    ($)
Name         ($)     ($)      ($)         ($)             ($)            ($)
--------   ------   ------   ------   ------------   -------------   ------------   -----
Mark
Nicholas      0       0        0           0               0              0           0

At this time, KGDC has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

LONG-TERM INCENTIVE PLAN AWARDS

The Company does not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, KGDC has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                          Percentage   Percentage   Percentage   Percentage
                                                              of           of           of           of
                                    Amount                Ownership    Ownership     Ownership    Ownership
                                     and                   Assuming     Assuming     Assuming     Assuming
                                  Nature of               all of the   75% of the   50% of the   25% of the
Title of    Name and Address of   Beneficial   Percent    Shares are   Shares are   Shares are   Shares are
  Class    Beneficial Owner [1]   Ownership    of Class      Sold         Sold         Sold         Sold
--------   --------------------   ----------   --------   ----------   ----------   ----------   ----------
Common         Mark Nicholas       9,000,000     100%         75%         81.3%        87.5%        94.2%
 Stock      6279 Buckingham St.
            Sarasota, FL 34238

             All Officers and      9,000,000     100%         75%         81.3%        87.5%        94.2%
           Directors as a Group
                (1 person)

_________

 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Nicholas is the only "promoter" of our company.

For the period ended June 30, 2009, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares the Company is offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares the Company is offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 and will remain so for the duration of this offering, even if the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended June 30, 2009. We issued a total of 9,000,000 common shares for consideration of $6,000, which was accounted for as a purchase of common stock.

In the event the Company receives payment for the sale of their shares, Kids Germ Defense Corp. will receive all of the proceeds from such sales. Kids Germ Defense Corp. is bearing all expenses in connection with the registration of the shares of the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.0001 for an aggregate par value of ten thousand dollars ($10,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, the Company will not be required to furnish you with an annual report. Further, the Company will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports the Company will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

The Company has not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, KGDC will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of KGDC has not adopted a stock option plan ("Stock Option Plan"). The Company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Kids Germ Defense Corp. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

The Company is not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Daniel Mirman, Mirman Law Office, 18 West 21st St. New York, New York 10010, 212-542-0540.

                                     EXPERTS

Our financial statements have been audited for the period ending March 31, 2009 by Seale and Beers, CPAs, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


FINANCIAL STATEMENTS Audited March 31, 2009

Auditors' Report ..........................................................  F-2

Balance Sheet .............................................................  F-3

Statement of Operations ...................................................  F-4

Statement of Stockholders' Equity (Deficit) ...............................  F-5

Statement of Cash Flows ...................................................  F-6

Notes to the Financial Statements .........................................  F-7

SEALE AND BEERS, CPAS
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
              www.sealebeers.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
KIDS GERM DEFENSE CORP
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheet of Kids Germ Defense Corp (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on January 16, 2009 through March 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kids Germ Defense Corp (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on January 16, 2009 through March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $649, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ SEALE AND BEERS, CPAS

Seale and Beers, CPAs
Las Vegas, Nevada
August 21, 2009

 6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7492 Fax (702) 253-7501
 ------------------------------------------------------------------------------

                             KIDS GERM DEFENSE CORP.
                          (A Development Stage Company)
                                  Balance Sheet

                                     ASSETS
                                     ------
                                                                         As of
                                                                       March 31,
                                                                         2009
                                                                       ---------

CURRENT ASSETS

   Cash and Cash equivalents ....................................       $ 5,351
                                                                        -------

      Total Current Assets ......................................         5,351
                                                                        -------

      TOTAL ASSETS ..............................................       $ 5,351
                                                                        =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable and accrued expenses ........................       $     -

      Total Current Liabilities .................................             -
                                                                        -------

STOCKHOLDERS' EQUITY (DEFICIT)

   Capital Stock (Note 3)
      Authorized:
         100,000,000 common shares, $.0001 par value
         Issued and outstanding shares 9,000,000 ................           900
   Additional paid-in capital ...................................         5,100
   Deficit accumulated during the development stage .............          (649)
                                                                        -------

      Total Stockholders' Equity (Deficit) ......................         5,351
                                                                        -------

      TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY (DEFICIT) ........................................       $ 5,351
                                                                        =======

   The accompanying notes are an integral part of these financial statements.

                             KIDS GERM DEFENSE CORP.
                          (A Development Stage Company)
                             Statement of Operations

                                                                January 16, 2009
                                                                 (inception) to
                                                                    March 31,
                                                                      2009
                                                                ----------------

REVENUES ...............................................        $             -

OPERATING EXPENSES

   General & Administrative ............................                    649

      Total Operating Expenses .........................                    649
                                                                ---------------

LOSS FROM OPERATIONS ...................................                   (649)
                                                                ---------------

OTHER EXPENSES

   Interest expense ....................................                      -
                                                                ---------------

      Total Other Expenses .............................                      -
                                                                ---------------

LOSS BEFORE INCOME TAXES ...............................                   (649)
PROVISION FOR INCOME TAXES .............................                      -
                                                                ---------------

NET LOSS ...............................................        $          (649)
                                                                ===============

PER SHARE DATA

   BASIC LOSS PER COMMON SHARE .........................        $      (0.00007)
                                                                ===============

   WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING ........................              9,000,000
                                                                ===============

    The accompanying notes are an integral part of these financial statements

                                  KIDS GERM DEFENSE CORP.
                               (A Development Stage Company)
                        Statement of Stockholders' Equity (Deficit)
                                                                  Deficit
                                                                Accumulated      Total
                                 Common Stock      Additional   During the    Stockholders'
                              ------------------    Paid-In     Development      Equity
                                Shares    Amount    Capital        Stage        (Deficit)
                              ---------   ------   ----------   -----------   -------------
Inception, January 16, 2009           -   $    -   $            $        -    $          -

Shares issued for cash
  at par $.0001 per share
  January 16, 2009 ........   9,000,000      900        5,100            -           6,000

Net loss from inception on
  January 16, 2009 through
  March 31, 2009 ..........           -        -            -         (649)           (649)
                              ---------   ------   ----------   ----------    ------------

Balance, March 31, 2009 ...   9,000,000   $  900   $    5,100   $     (649)   $      5,351
                              =========   ======   ==========   ==========    ============

         The accompanying notes are an integral part of these financial statements

                                            F-5

                             KIDS GERM DEFENSE CORP.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                January 16, 2009
                                                                 (inception) to
                                                                    March 31,
                                                                      2009
                                                                ----------------

OPERATING ACTIVITIES

   Net loss .................................................   $          (649)

   Changes in Operating Assets and Liabilities:
   (Increase) decrease in prepaid expenses ..................                 -
   Increase (decrease) in accounts payable ..................                 -
   Increase (decrease) in accrued liabilities ...............                 -
   Increase in short-term note payable (leasehold) ..........                 -
                                                                ---------------

      Net Cash Used by Operating Activities .................              (649)
                                                                ---------------

INVESTING ACTIVITIES ........................................                 -
                                                                ---------------

   Net cash used in operating activities ....................                 -
                                                                ---------------

FINANCING ACTIVITIES

   Common stock issued for cash .............................             6,000
                                                                ---------------

      Net Cash Provided by Financing Activities .............             6,000
                                                                ---------------

   NET INCREASE IN CASH AND CASH EQUIVALENTS ................             5,351

   CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD ...........                 -
                                                                ---------------

   CASH & CASH EQUIVALENTS AT END OF PERIOD .................   $         5,351
                                                                ===============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   CASH PAID FOR:
      Interest ..............................................   $             -
      Income Taxes ..........................................   $             -

   The accompanying notes are an integral part of these financial statements.

                             KIDS GERM DEFENSE CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

KIDS GERM DEFENSE CORP. (A Development Stage Company) was incorporated on January 16, 2009 under the laws of the State of Florida to develop and sell germ defense products for young children. It has no operations and in accordance with SFAS #7 is considered to be in the development stage. The Company's fiscal year end is December 31.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

Advertising
-----------

The Company expenses advertising as incurred. The advertising since inception has been $0.0

                             KIDS GERM DEFENSE CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended March 31                                     2009
-------------------                                     ----
         Deferred Tax Asset
         Valuation Allowance
         Current Taxes Payable                            0.00
                                                      --------
         Income Tax Expense                           $   0.00
                                                      ========

The Company has filed no income tax returns since inception.

                             KIDS GERM DEFENSE CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock

On January 16, 2009, the Company issued 9,000,000 of its common stock for $0.0006667 or $6,000 cash to the founders of the Company.

There are 100,000,000 Common Shares at $0.0001 par value Authorized with 9,000,000 Issued and Outstanding as of March 31, 2009.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period January 16, 2009 (date of inception) through March 31, 2009 the Company has had a net loss of $649. As of March 31, 2009, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

                             KIDS GERM DEFENSE CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

Recent Accounting Pronouncements
--------------------------------

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

                             KIDS GERM DEFENSE CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the Company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what

                             KIDS GERM DEFENSE CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS Reviewed June 30, 2009

Balance Sheet ............................................................. F-14

Statement of Operations ................................................... F-15

Statement of Stockholders' Equity (Deficit) ............................... F-16

Statement of Cash Flows ................................................... F-17

Notes to the Financial Statements ......................................... F-18

                             KIDS GERM DEFENSE CORP
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS
                                     ------
                                                       As of           As of
                                                      June 30,    March 31, 2009
                                                        2009        (Audited)
                                                      --------    --------------

CURRENT ASSETS

  Cash and Cash equivalents ......................    $   210        $ 5,351
                                                      -------        -------

    Total Current Assets .........................        210          5,351
                                                      -------        -------

    TOTAL ASSETS .................................    $   210        $ 5,351
                                                      =======        =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

  Accounts payable and accrued expenses ..........    $     -        $     -
  Notes payable to related party .................    $ 2,000        $     -

    Total Current Liabilities ....................      2,000              -
                                                      -------        -------

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital Stock (Note 3)
    Authorized:
      100,000,000 common shares, $.0001 par value
      Issued and outstanding shares 9,000,000 ....    $   900            900
  Additional paid-in capital .....................      5,100          5,100
  Deficit accumulated during the development stage    $(7,790)          (649)
                                                      -------        -------

    Total Stockholders' Equity (Deficit) .........    $(1,790)         5,351
                                                      -------        -------

    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT) ...........................    $   210        $ 5,351
                                                      =======        =======

   The accompanying notes are an integral part of these financial statements.

                             KIDS GERM DEFENSE CORP
                          (A Development Stage Company)
                            Statements of Operations

                                           For the Three       January 16, 2009,
                                           Months Ended         (inception) to
                                             June 30,               June 30,
                                               2009                  2009
                                           ------------        -----------------

REVENUES .............................     $          -          $          -
                                           ------------          ------------

OPERATING EXPENSES

  General and administrative .........            7,141                 7,790
                                           ------------          ------------

    Total Operating Expenses .........            7,141                 7,790
                                           ------------          ------------

LOSS FROM OPERATIONS .................           (7,141)               (7,790)
                                           ------------          ------------

OTHER EXPENSES

  Interest expense ...................                -                     -
                                           ------------          ------------

    Total Other Expenses .............                -                     -
                                           ------------          ------------

LOSS BEFORE INCOME TAXES .............           (7,141)               (7,790)
PROVISION FOR INCOME TAXES ...........                -                     -
                                           ------------          ------------

NET LOSS .............................     $     (7,141)         $     (7,790)
                                           ============          ============

BASIC LOSS PER COMMON SHARE ..........     $     (0.001)
                                           ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING ..........        9,000,000
                                           ============

    The accompanying notes are an integral part of these financial statements

                                      KIDS GERM DEFENSE CORP
                                  (A Development Stage Company)
                           Statement of Stockholders' Equity (Deficit)
                                                                        Deficit
                                                                      Accumulated       Total
                                     Common Stock        Additional   During the    Stockholders'
                                 ---------------------    Paid-In     Development      Equity
                                   Shares      Amount     Capital        Stage        (Deficit)
                                 ---------   ---------   ----------   -----------   -------------
Inception, January 16, 2009 ..           -   $       -   $        -   $        -    $          -

Shares issued for cash
  (par value $0.0001) at
  $0.000667 per share
  January 16, 2009 ...........   9,000,000         900        5,100            -           6,000

Net loss from inception on
  January 16, 2009 through
  March 31, 2009 .............           -           -            -         (649)           (649)
                                 ---------   ---------   ----------   ----------    ------------

Balance, March 31, 2009 ......   9,000,000   $     900   $    5,100   $     (649)   $      5,351
                                 =========   =========   ==========   ==========    ============

Net loss for the Quarter
  ended June 30, 2009 ........           -           -            -       (7,141)         (7,141)
                                 ---------   ---------   ----------   ----------    ------------

Balance, June 30, 2009 .......   9,000,000   $     900   $    5,100   $   (7,790)   $     (1,790)
                                 =========   =========   ==========   ==========    ============

            The accompanying notes are an integral part of these financial statements

                                               F-16

                             KIDS GERM DEFENSE CORP
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                For the Three  January 16, 2009,
                                                Months Ended    (inception) to
                                                  June 30,          June 30,
                                                    2009             2009
                                                -------------  -----------------

OPERATING ACTIVITIES

  Net loss ...................................     $(7,141)         $(7,790)
  Adjustments to Reconcile Net Loss to Net
   Cash Used by Operating Activities:
  Changes in operating assets and liabilities:
    (Increase) decrease in prepaid expenses ..           -                -
    Increase (decrease) in accounts payable ..           -                -
    Increase (decrease) in accrued liabilities     $ 2,000                -
    Increase in short-term note payable
     (leasehold) .............................           -                -
                                                   -------          -------

      Net Cash Used by Operating Activities ..     $(5,141)         $(7,790)
                                                   -------          -------

INVESTING ACTIVITIES .........................           -                -
                                                   -------          -------

  Net cash used in Investing activities ......           -                -

FINANCING ACTIVITIES

  Common stock issued for cash ...............           -          $ 6,000
                                                   -------          -------

  Net Cash Provided by Financing Activities ..           -                -
                                                   -------          -------

  NET INCREASE IN CASH AND CASH EQUIVALENTS

  CASH & CASH EQUIVALENTS AT BEGINNING OF
   PERIOD ....................................     $ 5,351          $     -
                                                   -------          -------

  CASH & CASH EQUIVALENTS AT END OF PERIOD ...     $   210          $   210
                                                   =======          =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

  CASH PAID FOR:
    Interest .................................     $     -          $     -
    Income Taxes .............................     $     -          $     -

   The accompanying notes are an integral part of these financial statements.

                             KIDS GERM DEFENSE CORP.
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 (JUNE 30, 2009)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

         The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2009 and for all periods presented herein, have been made.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2009 audited financial statements. The results of operations for the periods ended June 30, 2009 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

         In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee ............      $     3.14
Federal Taxes ..................................................      $        0
State Taxes and Fees ...........................................      $        0
Listing Fees ...................................................      $        0
Printing Fees ..................................................      $   300.00
Transfer Agent Fees ............................................      $ 1,200.00
Accounting fees and expenses ...................................      $ 2,000.00
Legal fees and expenses ........................................      $ 1,500.00
                                                                      ----------
TOTAL ..........................................................      $ 5,000.14
                                                                      ==========

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

KGDC is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001.

There have been no sales of unregistered securities which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In January 2009, the Company issued 9,000,000 shares to Mark Nicholas, the Company's founder, in exchange for cash of $6,000. The Company relied upon
Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering." The securities offered to Mr. Nicholas in January 2009 were not offered publicly, and the shares were only issued to Mr. Nicholas in connection with the founding of the company.

KGDC is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Amended and Restated Articles of Incorporation of Kids Germ
              Defense Corp.*

3.2           Bylaws of Kids Germ Defense Corp.*

4.1           Specimen Stock Certificate of Kids Germ Defense Corp.*

5.1           Opinion of Counsel.**

14.1          Code of Ethics *

23.1          Consent of Accountants.**

23.2          Consent of Counsel (included in Exhibit 5.1).**

99.1          Subscription Agreement of Kids Germ Defense Corp.*

______________
*  Previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Amended and Restated Articles of Incorporation of Kids Germ Defense Corp., Inc. dated January 16, 2009 and approved January 16, 2009.

EXHIBIT 3.2

Bylaws of Kids Germ Defense Corp., approved and adopted on January 16, 2009.

EXHIBIT 4.1

Specimen Stock Certificate of Kids Germ Defense Corp.

EXHIBIT 5.1

Opinion of Daniel Mirman, Mirman Law Office dated November 15, 2009.

EXHIBIT 14.1

Code of Ethics

EXHIBIT 23.1

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of Kids Germ Defense Corp. for the period ending March 31, 2009.

EXHIBIT 23.2

Consent of Counsel (included in Exhibit 5.1).

EXHIBIT 99.1

Subscription Agreement of Kids Germ Defense Corp.

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          iii. Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarasota, Florida, on this 17th day of November, 2009.

KIDS GERM DEFENSE CORP.

/s/ MARK NICHOLAS
    -------------
    MARK NICHOLAS
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints Mark Nicholas, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ MARK NICHOLAS                            November 17, 2009
    -------------
    MARK NICHOLAS
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer